UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015

AV Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55149	33-1222799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East 68th Street, Suite 204
New York, NY 10065
(Address of principal executive offices) (zip code)

917-497-5523
 (Registrant's telephone number, including area code)

____________
(Former name, if changed since last report.)

Copies to:
Darrin M. Ocasio, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 1, 2015, Marcum LLP (“Marcum”) was dismissed as the independent registered public accounting firm of AV Therapeutics, Inc. (the “Company”). Marcum’s audit report on the Company’s financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit report included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended December 31, 2014 and 2013 and during the subsequent interim period preceding the date of Marcum’s dismissal, there were (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), other than (i) Marcum advised the Company of material weaknesses in the Company’s internal control over financial reporting, which identified weaknesses were reported in Item 9A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

On April 1, 2015, the Company engaged Accell Audit and Compliance, P.A. (“Accell”) to serve as its independent registered public accounting firm. During the years ended December 31, 2014 and 2013 and during the subsequent interim period preceding the date of Accell’s engagement, the Company did not consult with Accell regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to dismiss Marcum and engage Accell was approved by the Company’s board of directors.

The Company has requested Marcum to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Marcum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV THERAPEUTICS, INC.

Dated: April 7, 2015	By:	/s/ Abraham Mittelman
Name: Abraham Mittelman
Title: Chief Executive Officer